Exhibit 99.1

CONTACT:	Rick Howe Director, Corporate Communications 858.207.5859
BIOMED REALTY TRUST REPORTS
FIRST QUARTER 2009 OPERATING AND FINANCIAL RESULTS
Generates Record $94 Million in Total Revenues for the Quarter
SAN DIEGO, Calif. — April 29, 2009 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced operating and financial results for the first quarter ended March 31, 2009.
Highlights:
•	Record total revenues for the first quarter were $94.0 million, up 39.5% from $67.4 million for the same period in 2008, driven primarily by sustained leasing success and deliveries from the company’s development pipeline.

•	Executed 13 leasing transactions during the quarter representing approximately 420,000 square feet:
o	Nine new leases totaling approximately 121,000 square feet, including approximately 24,400 square feet for the previously announced addition of Kowa Company, Ltd. to the premier tenant roster at the Center for Life Science | Boston, which increased the leased percentage to 91% at this world-class research facility. Also during the quarter, the company leased approximately 75,600 additional square feet to Arena Pharmaceuticals, Inc. at 6114-6154 Nancy Ridge Drive in San Diego.

o	Four leases amended to extend their terms totaling approximately 299,000 square feet, consisting primarily of the previously announced extensions through 2015 of two leases totaling approximately 292,800 square feet in Cambridge, Massachusetts with Vertex Pharmaceuticals Inc., including its corporate headquarters.
•	Completed construction and development of the Center for Life Science | Boston and achieved Gold LEED® certification. At 91% leased, the property was moved from the company’s development portfolio into its stabilized operating portfolio.

•	Closed on a $203 million secured loan facility for the company’s joint venture with a fund managed by Prudential Real Estate Investors (PREI®), in which BioMed has a 20% interest, the net proceeds of which were used to repay a portion of the outstanding balance of the existing facility.

•	Further de-leveraged through the repurchase of exchangeable senior notes with a face value of $12.0 million for approximately 58% of par, resulting in a gain on debt extinguishment of approximately $4.4 million.

•	Increased same-property cash-basis net operating income 6.0% over the prior year period, primarily resulting from continued leasing successes and scheduled rent escalations.

•	Generated net income attributable to common stockholders of $19.0 million for the quarter, up 54.3% from the same period in 2008. On a per share basis, net income attributable to common stockholders was $0.23 per diluted share, compared to $0.19 per diluted share for the same period in 2008.

•	Funds from operations (FFO) for the quarter were $0.56 per diluted share, or $47.7 million, compared to $0.45 per diluted share, or $31.1 million, for the same period in 2008. Excluding the gain on debt extinguishment of approximately $4.4 million, or $0.05 per diluted share, FFO would have been approximately $0.51 per diluted share.
Alan D. Gold, Chairman and Chief Executive Officer of BioMed, remarked, “Once again, BioMed delivered strong financial results in the face of a challenging economic environment and uncertain credit markets. The sustained strong operating and financial success of the first quarter, on the heels of an excellent 2008, is a direct result of our team’s ability to focus and execute on our proven business plan, while maintaining a conservative capital structure and leveraging the expertise and experience of our real estate professionals throughout the company.”
First Quarter 2009 Operating and Financial Results
Rental revenues for the quarter were $68.4 million compared to $50.3 million in the same period in 2008, an increase of 35.9%. Total revenues for the quarter were $94.0 million, compared to $67.4 million of total revenues for the same period in 2008, an increase of 39.5%.
Same property net operating income on a cash basis for the quarter was $45.1 million compared to $42.5 million for the same period in 2008, an increase of 6.0%.
During the quarter, the company terminated leases totaling approximately 138,000 square feet. The first quarter financial results included approximately $2.3 million of rental revenues, $3.8 million of other income and $3.4 million of operating expenses associated with lease terminations.
Net income attributable to common stockholders for the quarter was $19.0 million, or $0.23 per diluted share, compared to $12.3 million, or $0.19 per diluted share, for the same period in 2008.
FFO for the quarter was $0.56 per diluted share, or $47.7 million, compared to $0.45 per diluted share, or $31.1 million, for the same period in 2008. Excluding the gain on debt extinguishment of approximately $4.4 million, or $0.05 per diluted share, FFO would have been approximately $0.51 per diluted share.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and a definition of FFO are included at the end of this release.
Financial information for the current and, where applicable, prior periods has been presented to reflect the application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”
Financing Activity
During the first quarter, the company completed the refinancing of the secured acquisition and interim loan facility held by the company’s joint venture with a fund managed by PREI®. The original secured acquisition and interim loan facility was used by the joint venture to acquire, among other properties, approximately 600,000 square feet of life science space in Cambridge, Massachusetts. Proceeds from the refinancing were approximately $203 million, and were used to repay a portion of the outstanding indebtedness under the existing secured acquisition and interim loan facility. BioMed’s share of the financed amount is approximately $40.7 million, based on its 20% interest in the joint venture. BioMed repaid its remaining portion of the outstanding balance on the existing secured acquisition and interim loan facility by drawing on the company’s $600 million unsecured line of credit.
Also during the first quarter, the company further de-leveraged through the repurchase of exchangeable senior notes with a face value of $12.0 million for approximately 58% of par, resulting in a gain on debt extinguishment of approximately $4.4 million.
At March 31, 2009, the company’s debt to total assets ratio was 43.0%.
Commenting on the company’s financial performance in the first quarter, Kent Griffin, President and Chief Financial Officer of BioMed, said, “We continue to view prudent stewardship of capital as a core component of our business strategy and our ability to navigate through economic uncertainty. Our balance sheet and liquidity positions remain very strong, thanks to our ongoing efforts to proactively manage our capital structure. The refinancing of our joint venture’s secured acquisition and interim loan is especially noteworthy as it extended the maturity by two years, with an option for an additional year, and demonstrated the support and commitment of our lending partners in an otherwise highly restrictive credit market. And, we are making solid

progress on refinancing our upcoming loan maturities, including securing permanent financing for our Center for Life Science | Boston asset.”
Portfolio Update
During the quarter ended March 31, 2009, the company executed 13 leasing transactions representing approximately 420,000 square feet, including nine new leases totaling approximately 121,000 square feet and four leases amended to extend their terms totaling approximately 299,000 square feet.
As of March 31, 2009, BioMed owned or had interests in 69 properties with 112 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. The company’s portfolio included the following as of March 31, 2009:

Rentable
Square Feet
Operating portfolio	8,233,988
Repositioning and redevelopment properties	1,543,858
Construction in progress	736,708

Total portfolio	10,514,554

Land parcels	1,352,000

Total proforma portfolio	11,866,554

As of March 31, 2009, the company’s operating portfolio was 85.9% leased to 121 tenants.
Quarterly Distributions
BioMed announced today that its board of directors intends to modify the company’s dividend distributions, starting with the dividend expected to be declared in the second quarter of 2009. The company expects to re-set its annualized dividend rate at approximately $0.44 per share of common stock. The company anticipates that the revised dividend level will result in approximately $76 million of retained cash flow annually, which may be utilized to pay down BioMed’s outstanding debt and further enhance the company’s strong liquidity position.
“The decision to re-set the dividend level was made in the best long-term interests of BioMed and its stockholders in order to further enhance our capital position in light of the ongoing uncertainty in the credit markets,” said Chairman and Chief Executive Officer Alan Gold. “This new dividend level will protect and reward our stockholders by allowing us to further strengthen our liquidity position, thereby enhancing our ability to execute on our core business plan and take advantage of compelling opportunities in the future.”

Earnings Guidance
The company is raising its 2009 guidance for net income per diluted share and FFO per diluted share, largely reflecting the higher than anticipated first quarter FFO of $0.56, and narrowing its 2009 guidance for net income per diluted share and FFO per diluted share due to the company’s continued expectation of refinancing the construction loan for the Center for Life Science | Boston around mid-year 2009. The company’s revised 2009 guidance for net income per diluted share and FFO per diluted share is set forth and reconciled below.

2009
(Low – High)
Projected net income per diluted share attributable to common stockholders	$0.58 – 0.68
Add:
Noncontrolling interest in operating partnership	$0.03
Real estate depreciation and amortization	$1.11
Projected FFO per diluted share	$1.72 – $1.82
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, financing transactions, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed Realty Trust will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, April 30, 2009 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live webcast at the Investor Relations section of the company’s website at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or by calling 866.202.0886 (domestic) or 617.213.8841 (international) with call ID number 47668223. The complete webcast will be available on the company’s website immediately after the call and will be archived for 30 days. A telephone playback of the conference call will also be available from 3:00 p.m. Pacific Time on Thursday, April 30, 2009 through midnight Pacific Time on Tuesday, May 5, 2009 by calling 888.286.8010 (domestic) or 617.801.6888 (international) and using access code 13915916.

About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 69 properties, representing 112 buildings with approximately 10.5 million rentable square feet, including approximately 735,000 square feet of development in progress. The company also owns undeveloped land parcels adjacent to existing properties that it estimates can support up to 1.4 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2009	2008
		(Revised)
ASSETS
Investments in real estate, net	$3,001,077	$2,960,429
Investment in unconsolidated partnerships	49,756	18,173
Cash and cash equivalents	32,318	21,422
Restricted cash	4,951	7,877
Accounts receivable, net	14,749	9,417
Accrued straight-line rents, net	62,040	58,138
Acquired above-market leases, net	4,009	4,329
Deferred leasing costs, net	95,204	101,519
Deferred loan costs, net	8,451	9,754
Other assets	37,607	38,256

Total assets	$3,310,162	$3,229,314

LIABILITIES AND EQUITY
Mortgage notes payable, net	$351,469	$353,161
Secured construction loan	507,128	507,128
Secured term loan	250,000	250,000
Exchangeable senior notes, net	111,068	122,043
Unsecured line of credit	204,334	108,767
Security deposits	7,641	7,623
Dividends and distributions payable	32,563	32,445
Accounts payable, accrued expenses and other liabilities	87,359	66,821
Derivative instruments	100,840	126,091
Acquired below-market leases, net	14,762	17,286

Total liabilities	1,667,164	1,591,365
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at March 31, 2009 and December 31, 2008	222,413	222,413
Common stock, $.01 par value, 100,000,000 shares authorized, 81,181,196 and 80,757,421 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	812	808
Additional paid-in capital	1,661,656	1,661,009
Accumulated other comprehensive loss	(100,314)	(112,126)
Dividends in excess of earnings	(154,708)	(146,536)

Total stockholders’ equity	1,629,859	1,625,568

Noncontrolling interests	13,139	12,381

Total equity	1,642,998	1,637,949

Total liabilities and equity	$3,310,162	$3,229,314

Financial information for the current and, where applicable, the prior period has been presented to reflect the application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
		(Revised)
Revenues:
Rental	$68,419	$50,342
Tenant recoveries	21,081	16,582
Other income	4,451	434

Total revenues	93,951	67,358

Expenses:
Rental operations	22,152	13,865
Real estate taxes	7,233	5,269
Depreciation and amortization	27,313	17,687
General and administrative	5,280	6,194

Total expenses	61,978	43,015

Income from operations	31,973	24,343
Equity in net loss of unconsolidated partnerships	(301)	(172)
Interest income	63	155
Interest expense	(12,080)	(7,173)
Loss on derivative instruments	(56)	—
Gain on extinguishment of debt	4,371	—

Net income	23,970	17,153
Net income attributable to noncontrolling interests	(705)	(581)
Preferred stock dividends	(4,241)	(4,241)

Net income attributable to common stockholders	$19,024	$12,331

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.23	$0.19

Weighted-average common shares outstanding:
Basic	80,261,363	65,350,512

Diluted	84,499,365	69,024,935

Financial information for the current and, where applicable, the prior period has been presented to reflect the application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except share and per share data)
(unaudited)
The following table provides the calculation of our FFO and a reconciliation to net income attributable to common stockholders (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2009	2008
		(Revised)
Net income attributable to common stockholders	$19,024	$12,331
Adjustments:
Noncontrolling interests in operating partnership	722	589
Depreciation and amortization — unconsolidated partnerships	662	451
Depreciation and amortization — consolidated entities	27,313	17,687
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(20)	(8)

Funds from operations available to common shares and partnership and LTIP units	$47,701	$31,050

Funds from operations per share — diluted	$0.56	$0.45

Weighted-average common shares and partnership and LTIP units outstanding — diluted	84,499,365	69,024,935

Financial information for the current and, where applicable, the prior period has been presented to reflect the application of the following new accounting guidance adopted by the company effective January 1, 2009: FASB Staff Position APB 14-1 “Accounting for Convertible Debt That May be Settled Upon Conversion (Including Partial Cash Settlement)”; Statement of Financial Accounting Standard No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51”; and FASB Staff Position EITF 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities.”
We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.